Exhibit 10.4

GUARANTY

This GUARANTY (this “Guaranty”), dated as of February 12, 2026 is entered into by SKY HARBOUR HOLDINGS IV LLC, a Delaware limited liability company (the “Guarantor”), in favor of UMB BANK, N.A., as Trustee (in such capacity, the “Trustee”) pursuant to the hereinafter defined Indenture.

STATEMENT OF PURPOSE

On the date hereof, the Trustee and Public Finance Authority (the “Issuer”) entered into that certain Trust Indenture, dated as of January 1, 2026 (the “Indenture”), pursuant to which the Issuer is issuing its Revenue Bonds (Sky Harbour Capital III LLC Aviation Facilities Project), Series 2026 (the “Bonds”), the proceeds of which are being loaned to Sky Harbour Capital III LLC, a Delaware limited liability company (the “Borrower”), pursuant to that certain Loan Agreement, dated as of January 1, 2026 (the “Loan Agreement”), between the Borrower and the Issuer, to finance and refinance, directly or indirectly, certain projects described in the Loan Agreement.

It is a condition precedent to the issuance of the Bonds and the loan of the proceeds thereof to the Borrower that the Guarantor guarantee the indebtedness and other obligations of the Borrower under or in connection with the Loan Agreement as set forth herein. The Guarantor will derive substantial direct and indirect benefits from the making of the loan of Bond proceeds to the Borrower pursuant to the Loan Agreement (which benefits are hereby acknowledged by the Guarantor).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Trustee to enter into the Indenture and to induce the Issuer to enter into the Loan Agreement, the Guarantor hereby agrees with the Trustee, for the benefit of the Bondholders, as follows:

ARTICLE 1

DEFINED TERMS

SECTION 1.1    Definitions. The following terms when used in this Guaranty shall have the meanings assigned to them below:

“2026 Bond Surplus Cash Flow Account” has the meaning assigned to it in Section 3.2(a).

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of governmental authorities and all orders and decrees of all courts and arbitrators.

“Debtor Relief Laws” has the meaning assigned thereto in Section 2.1.

“Drawdown Note Borrower” means a “Borrower” as such term is defined in the Draw Down Note Purchase and Continuing Covenant Agreement, dated as of September 4, 2025, as amended by the First Amendment to Draw Down Note Purchase and Continuing Covenant Agreement, dated as of January 8, 2026, each by and among Sky Harbour Capital II LLC, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto, as further supplemented or amended from time to time.

“Guaranteed Obligations” has the meaning assigned thereto in Section 2.1.

“Insolvency Proceeding” has the meaning assigned thereto in Section 2.1.

“OG Surplus Cash Flow” has the meaning assigned in the Parent Guaranty.

“Portfolio 2 Surplus Cash Flow” has the meaning assigned in the Parent Guaranty.

“Release Conditions” means each of the following conditions is satisfied as of the relevant testing date: (a) sufficient funds are then on deposit in the Principal and Interest Account of the Debt Service Fund to pay interest on the Bonds on each Interest Payment Date occurring within 18 months after such date, (b) sufficient funds are then on deposit in the Debt Service Reserve Fund to satisfy the Debt Service Reserve Fund Requirement, and (c) no Default has occurred and is continuing.

“Released 2026 Bond Surplus Cash Flow” has the meaning assigned to it in Section 3.2(b).

“Subordinated Debt” has the meaning assigned thereto in Section 2.4(a).

“Subordinated Debt Payments” has the meaning assigned thereto in Section 2.4(b).

SECTION 1.2    Other Definitional Provisions. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned thereto in the Indenture, and if not otherwise defined in the Indenture shall have the meaning assigned thereto in the Loan Agreement.

SECTION 1.3    Interpretation. The rules of interpretation set forth in Section 1.2 of the Indenture shall be applicable to this Guaranty and are incorporated herein by this reference.

ARTICLE 2

GUARANTY

SECTION 2.1    Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees to the Trustee, for the benefit of the Bondholders, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of the Borrower under or in connection with the Loan Agreement and the other Borrower Financing Documents, including all unpaid principal of the Bonds, all interest accrued thereon, all fees, costs and expenses due under the Loan Agreement and all other amounts payable by the Borrower to the Trustee thereunder or in connection therewith. The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”) or any proceeding thereunder (an “Insolvency Proceeding”), whether created directly with the Trustee or acquired by the Trustee through assignment or endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof, and including any interest that accrues after the commencement by or against the Borrower of any Insolvency Proceeding naming the Borrower as the debtor in such proceeding. The foregoing indebtedness, liabilities and other obligations of the Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantor in connection with this Guaranty (including any and all amounts due under Section 4.3), shall hereinafter be collectively referred to as the “Guaranteed Obligations.”

SECTION 2.2    Bankruptcy Limitations on Guarantor. Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of the Guarantor and the Trustee that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to the Guarantor or its assets, the amount of the Guarantor’s obligations with respect to the Guaranteed Obligations shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Debtor Relief Laws after giving effect to Section 2.3. To that end, but only in the event and to the extent that after giving effect to Section 2.3, the Guarantor’s obligations with respect to the Guaranteed Obligations or any payment made pursuant to such Guaranteed Obligations would, but for the operation of the first sentence of this Section 2.2, be subject to avoidance or recovery in any such proceeding under Debtor Relief Laws after giving effect to Section 2.3, the amount of the Guarantor’s obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Debtor Relief Laws, render the Guarantor’s obligations with respect to the Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Debtor Relief Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.2 and is otherwise subject to avoidance and recovery in any such proceeding under Debtor Relief Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.2 shall in all events remain in full force and effect and be fully enforceable against the Guarantor. The first sentence of this Section 2.2 is intended solely to preserve the rights of the Trustee hereunder against the Guarantor in such proceeding to the maximum extent permitted by Debtor Relief Laws and none of the Guarantor, the Borrower, or any other Person shall have any right or claim under such sentence that would not otherwise be available under Debtor Relief Laws in such proceeding.

SECTION 2.3    Subrogation. Until the Guaranteed Obligations are no longer Outstanding, the Guarantor shall not have, and the Guarantor shall not directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, or (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of the Trustee as against the Borrower, whether in connection with this Guaranty, any of the other Borrower Financing Documents or otherwise. If any amount shall be paid to the Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Borrower Financing Documents.

SECTION 2.4    Subordination Terms.

(a)    Subordination to Payment of Guaranteed Obligations. All payments on account of all Indebtedness of the Borrower to the Guarantor, including all principal on any such credit extensions, all interest accrued thereon, all fees and all other amounts payable by the Borrower to the Guarantor in connection therewith, whether now existing or hereafter arising, and whether due or to become due (the “Subordinated Debt”), shall be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Guaranteed Obligations (other than contingent indemnification obligations under which no claim has been made).

(b)    No Payments. As long as any of the Guaranteed Obligations shall remain outstanding and unpaid, the Guarantor shall not accept or receive any payment or distribution by or on behalf of the Borrower, directly or indirectly, of assets of the Borrower of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subordinated Debt (“Subordinated Debt Payments”), except that if no Event of Default exists, the Guarantor shall be entitled to accept and receive regularly scheduled payments and other payments in the ordinary course on the Subordinated Debt, in accordance with the terms of the documents and instruments governing the Subordinated Debt and other Subordinated Debt Payments in respect of Subordinated Debt not evidenced by documents or instruments. During the existence of an Event of Default (or if any Event of Default would exist immediately after the making of a Subordinated Debt Payment), and until such Event of Default is cured or waived, the Guarantor shall not make, accept or receive any Subordinated Debt Payment. In the event that, notwithstanding the provisions of this Section 2.4, any Subordinated Debt Payments shall be received in contravention of this Section 2.4 by the Guarantor before all Guaranteed Obligations are paid in full in cash or cash equivalents (other than contingent indemnification obligations under which no claim has been made), such Subordinated Debt Payments shall be held in trust for the benefit of the Trustee and shall be paid over or delivered to the Trustee for application to the payment in full in cash or cash equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Section 2.4, after giving effect to any concurrent payments or distributions to the Trustee in respect of the Guaranteed Obligations.

(c)    Subordination of Remedies. As long as any Guaranteed Obligations (other than contingent indemnification obligations under which no claim has been made) shall remain outstanding and unpaid, the Guarantor shall not, without the prior written consent of the Trustee:

(i)    accelerate, make demand or otherwise make due and payable prior to the original stated maturity thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests under or in respect of the Subordinated Debt;

(ii)    exercise any rights under or with respect to (A) any guaranties of the Subordinated Debt, or (B) any collateral held by it, including causing or compelling the pledge or delivery of any collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any collateral held by it, notifying any account debtors of the Borrower or asserting any claim or interest in any insurance with respect to any collateral, or attempt to do any of the foregoing;

(iii)    exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities or obligations of the Guarantor to the Borrower against any of the Subordinated Debt; or

(iv)    commence, or cause to be commenced, or join with any creditor other than the Trustee in commencing, any Insolvency Proceeding against the Borrower relating to the Subordinated Debt.

(d)    Subordination of Payments and Distributions. In the event of any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, upon any Insolvency Proceeding with respect to or involving the Borrower, (i) all amounts owing on account of the Guaranteed Obligations, including all interest accrued thereon at the contract rate both before and after the initiation of any such proceeding, whether or not an allowed claim in any such proceeding, shall first be paid in full in cash, or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which the Guarantor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to the Trustee for application to the payment of the Guaranteed Obligations in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to the Trustee in respect of such Guaranteed Obligations.

(e)    Authorization to Trustee. If, while any Subordinated Debt is outstanding, any Insolvency Proceeding is commenced by or against the Borrower or its property:

(i)    The Guarantor shall promptly take such action as is necessary from time to time or as the Trustee may reasonably request to file appropriate claims or proofs of claim in respect of the Subordinated Debt, and if no such proof of claim has been filed by 15 days prior to any bar date, the Trustee may file such proof of claim; and

(ii)    the Trustee is hereby irrevocably authorized and empowered (in the name of the Guarantor or otherwise), but shall have no obligation, to vote the Subordinated Debt as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Trustee.

SECTION 2.5    Nature of Guaranty.

(a)    The Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by, and the Guarantor hereby irrevocably waives, to the extent not prohibited by applicable law, any defenses (other than the defense that the Guaranteed Obligations have been fully and finally performed and indefeasibly paid in full in cash) to enforcement it may have (now or in the future) by reason of:

(i)    the genuineness, legality, validity, regularity, enforceability or any future amendment of, or change in, or supplement to, the Indenture, the Loan Agreement, any other Borrower Financing Document or any other agreement, document or instrument to which the Borrower or the Guarantor is or may become a party (including any increase in the Guaranteed Obligations resulting from any extension of additional credit or otherwise);

(ii)    any action under or in respect of the Loan Agreement or any other Borrower Financing Document in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges (including any change in the time, place or manner of payment of, or in any other term of, the Guaranteed Obligations, or any rescission, waiver, amendment or other modification of any Borrower Financing Document or any other agreement, including any increase in the Guaranteed Obligations resulting from any extension of additional credit or otherwise);

(iii)    the absence of any action to enforce this Guaranty, the Loan Agreement or any other Borrower Financing Document, or the waiver or consent by the Trustee (in each case, in accordance with the Borrower Financing Documents) with respect to any of the provisions of this Guaranty, the Loan Agreement or any other Borrower Financing Document;

(iv)    the existence, value or condition of, or failure to perfect its lien (if any) against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Trustee in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty);

(v)      any structural change in, restructuring of or other similar organizational change of the Borrower or the Guarantor;

(vi)     any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; or

(vii)    any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Trustee that might vary the risk of the Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Trustee or any other guarantor or surety;

it being agreed by the Guarantor that, subject to the first sentence of Section 2.2, its obligations under this Guaranty shall not be discharged until the Guaranteed Obligations are no longer Outstanding.

(b)    The Guarantor represents, warrants and agrees that, to the extent permitted by applicable law, the Guaranteed Obligations and its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind (other than the defense of payment) against the Trustee, the Guarantor or the Borrower whether now existing or which may arise in the future.

(c)    The Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings among the Borrower and the Guarantor, on the one hand, and the Trustee, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

SECTION 2.6    Waivers. To the extent permitted by Applicable Law, the Guarantor expressly, unconditionally and irrevocably waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

(a)    any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Trustee to proceed in respect of the Guaranteed Obligations against the Borrower, the Guarantor, any other guarantor or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, the Guarantor;

(b)    any defense based upon the failure of the Trustee to commence an action in respect of the Guaranteed Obligations against the Borrower, the Guarantor, any other guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;

(c)    any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its obligations under, or the enforcement by the Trustee of this Guaranty;

(d)    any right of diligence, presentment, demand, protest and notice of whatever kind or nature (except as specifically required herein or in the other Borrower Financing Documents) with respect to any of the Guaranteed Obligations or any requirement that the Trustee protect, secure, perfect or insure any lien or any property subject thereto;

(e)    any and all rights to notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of acceptance of, or proof of reliance upon, this Guaranty by the Trustee; and

(f)    any defense or right of setoff or recoupment or counterclaim (other than a defense of payment) against or in respect of the Guaranteed Obligations;

The Guarantor agrees that any notice or directive given at any time to the Trustee which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Trustee, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Trustee has specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Loan Agreement and the other Borrower Financing Documents.

SECTION 2.7    Modification of Bond Documents, etc. The Trustee shall not incur any liability to the Guarantor as a result of any of the following, and none of the following shall impair or release this Guaranty or any of the obligations of the Guarantor under this Guaranty:

(a)    any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

(b)    any action under or in respect of the Loan Agreement or any other Borrower Financing Document in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refraining from exercising any such remedies, powers or privileges;

(c)    any amendment to, or modification of, in any manner whatsoever, any Borrower Financing Document;

(d)    any extension or waiver of the time for performance by the Guarantor, any other guarantor, the Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Borrower Financing Document, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e)    the taking and holding of security or collateral for the payment of the Guaranteed Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Trustee have been granted a lien, to secure any Indebtedness of the Guarantor, any other guarantor, the Borrower or any other Person pursuant to the Borrower Financing Documents;

(f)    the release of anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor, any other guarantor, the Borrower or any other Person pursuant to the Borrower Financing Documents;

(g)    any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor, any other guarantor, the Borrower or any other Person are subordinated to the claims of the Trustee; or

(h)    any application of any sums by whomever paid or however realized to any Guaranteed Obligations owing by the Guarantor, any other guarantor, the Borrower or any other Person pursuant to the Borrower Financing Documents as the Trustee shall determine in its reasonable discretion.

SECTION 2.8    Payment of Guaranteed Obligations. The Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which the Trustee or any other Person may have against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under §362(a) of the Bankruptcy Code) (after expiration of any grace or cure period), the Guarantor shall forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to the Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in any such Insolvency Proceeding). The Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, on the day when due in Dollars in immediately available funds to the Trustee at such designated corporate trust office of the Trustee and to such account as are specified in the Loan Agreement. Any and all payments by or on account of any Guaranteed Obligation hereunder shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any taxes.

SECTION 2.9    Benefits of Guaranty. The provisions of this Guaranty are for the benefit of the Trustee and its permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower and the Trustee, the obligations of the Borrower under the Borrower Financing Documents.

SECTION 2.10    [Reserved]

SECTION 2.11    Termination; Reinstatement.

(a)    Subject to clause (c) below, this Guaranty shall remain in full force and effect until the Guaranteed Obligations are no longer Outstanding.

(b)    No payment made by the Borrower, the Guarantor, any other guarantor or any other Person received or collected by the Trustee from the Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the obligations of the Guarantor or any payment received or collected from the Guarantor in respect of the obligations of the Guarantor), remain liable for the obligations of the Guarantor up to the maximum liability of the Guarantor hereunder until the Guaranteed Obligations are no longer Outstanding.

(c)    The Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the Guaranteed Obligations is at any time avoided, annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or is repaid in whole or in part pursuant to a good faith settlement of a pending or threatened avoidance claim, or the proceeds of any collateral, if any, are required to be refunded by the Trustee, to the Borrower, its estate, trustee, receiver or any other Person, including, without limitation, the Guarantor, under any applicable law or equitable cause, then, to the extent of such payment or repayment, the Guarantor’s liability hereunder (and any lien or collateral, if any, securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any lien or collateral, if any, securing the Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such lien or collateral, if any,) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment (or any lien or collateral, if any, securing such obligation).

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1    Representations, Warranties and Covenants. The Guarantor makes the following representations, warranties and covenants to the Trustee as set forth in this Section 3.1.

(a)    The Guarantor is duly organized and existing and in good standing under the laws of the State of Delaware. The Guarantor is currently qualified or licensed (as applicable) and shall remain qualified or licensed to do business in each jurisdiction in which the nature of its business requires it to be so qualified or licensed, except where the failure to preserve and maintain such qualification or license to do business could not reasonably be expected to result in a Material Adverse Effect.

(b)    The execution, delivery, and performance by the Guarantor of this Guaranty has been duly authorized and this Guaranty creates legal, valid, and binding obligations of the Guarantor enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws.

(c)    The execution, delivery, and performance by the Guarantor of this Guaranty does not and will not contravene or conflict with (i) any material law, order, rule, regulation, writ, injunction or decree now in effect of any government authority, or court having jurisdiction over the Guarantor, (ii) any contractual restriction binding on or affecting the Guarantor or the Guarantor’s property or assets which may adversely affect the Guarantor’s ability to fulfill its obligations under this Guaranty, (iii) the instruments creating any trust holding title to any assets included in the Guarantor’s financial statements, or (iv) the organizational or other documents of the Guarantor.

(d)    There is no action, proceeding, or investigation pending or, to the Guarantor’s knowledge, threatened or affecting the Guarantor, which could reasonably be expected to materially and adversely affect the Guarantor’s ability to fulfill its obligations under this Guaranty. There are no judgments or orders for the payment of money rendered against the Guarantor for an amount in excess of $500,000 that have been undischarged for a period of ten (10) or more consecutive days and the enforcement of which is not stayed by reason of a pending appeal or otherwise. The Guarantor is not in default under any agreements that could reasonably be expected to materially and adversely affect the Guarantor’s ability to fulfill its obligations under this Guaranty.

(e)    As of the date hereof and throughout the term of the Loan Agreement (a) the Guarantor is not and will not be an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Code, whether or not subject to Section 4975 of the Code; (b) none of the assets of the Guarantor constitutes or will constitute “plan assets” of one or more plans described in the foregoing clause (a) within the meaning of U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA; and (c) transactions by or with the Guarantor are not and will not be subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans, as defined in Section 3(32) of ERISA. The Guarantor shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder or under any other Borrower Financing Document (or the exercise by the Trustee of any of its rights under this Guaranty or the other Borrower Financing Documents) to be a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(f)    As of the date hereof, and after giving effect to this Guaranty and the contingent obligations evidenced hereby, the Guarantor is and expects to be solvent at all times, and has and expects to have assets at all times which, fairly valued, exceed its obligations, liabilities and debts, and has and expects to have property and assets at all times sufficient to satisfy and repay its obligations and liabilities. The Guarantor shall promptly (and in any case within three (3) Business Days thereof) provide written notice to the Trustee if at any time the Guarantor does not have sufficient assets to fully cover the obligations and performance by the Guarantor pursuant to the terms and conditions of this Guaranty.

(g)    All statements set forth in the Recitals are true and correct in all material respects.

SECTION 3.2    Surplus Facility Cash Flow Account. (a) No later than the date hereof, and at all times thereafter until the Guaranteed Obligations are no longer Outstanding, the Guarantor shall establish and maintain a deposit account with UMB Bank, N.A., as custodian (the “Custodian”) designated as the “2026 Bond Surplus Cash Flow Account” (the “2026 Bond Surplus Cash Flow Account”), and shall cause all OG Surplus Cash Flows and all Portfolio 2 Surplus Cash Flows received from or at the direction of the Parent Guarantor to be deposited therein immediately upon receipt. Contemporaneously herewith, the Guarantor has executed and delivered an Account Control Agreement with the Trustee and the Custodian, in the form attached hereto as Exhibit B.

(b)    On the first day of each month (each, a “Transfer Date”), the Guarantor shall direct the Custodian to make the following transfers to the Trustee from amounts on deposit in the 2026 Bond Surplus Cash Flow Account, to the extent of available funds: (i) first, to the Principal and Interest Account of the Debt Service Fund in an amount sufficient to pay all interest payments due on each Interest Payment Date that is within 18 months after such Transfer Date, but only to the extent sufficient funds are not otherwise available in the Series 2026 Capitalized Interest Account or the Principal and Interest Account to make such interest payments, (ii) second, to the Debt Service Reserve Fund in an amount sufficient to satisfy any deficiency in the Debt Service Reserve Fund Requirement, and (iii) third to the Rebate Fund, any amounts required to be deposited therein pursuant to the Indenture.

(c)    Upon the written request of the Guarantor, the Custodian shall transfer amounts on deposit in the 2026 Bond Surplus Cash Flow Account to the Guarantor or a deposit account designated by the Guarantor (funds released pursuant to this Section 3.2(c) are referred to herein as “Released 2026 Bond Surplus Cash Flow”); provided that, to request any transfer pursuant to this Section 3.2(c), the Guarantor shall deliver an executed certificate to the Trustee in substantially the form of Exhibit A, certifying that the Release Conditions have been satisfied.

SECTION 3.3    Released Surplus Cash Flow. The Guarantor will not use Released 2026 Bond Surplus Cash Flow, other than Upfront Lease Payments (as defined in the Note Purchase Agreement) for any purpose other than (a) the distribution or transfer to the Parent Guarantor for the payment of general and administrative expenses of the Parent Guarantor, (b) the payment of current interest or principal (or related redemption premium) on the Bonds or any other Indebtedness of the Parent Guarantor or guaranteed by the Parent Guarantor, (c) the application of funds in accordance with Section 3.2(b) or otherwise for deposit or transfer to an account of an Affiliate of the Parent Guarantor as security for payment of the principal of or interest on the Bonds or any other Indebtedness of the Parent Guarantor or guaranteed by the Parent Guarantor, or (d) to transfer such funds, directly or indirectly, as an equity contribution to a Drawdown Note Borrower for use as a capital contribution of such Drawdown Note Borrower for an Approved Eligible Project (as defined in the Drawdown Note Agreement).

ARTICLE 4

MISCELLANEOUS

SECTION 4.1    Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 7.4 of the Loan Agreement; provided that notices and communications to the Guarantor shall be directed to the Guarantor, at the address of the Borrower set forth in Section 7.4 of the Loan Agreement.

SECTION 4.2    Amendments and Waivers. This Guaranty shall not be amended except by written agreement of the Guarantor and the Trustee. No waiver of any rights of the Trustee under any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall be effective unless in writing and signed by the Trustee. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 4.3    Expenses; Indemnification; Waiver of Consequential Damages; Incorporation of Other Terms; Etc.

(a)    The Guarantor shall pay all fees, costs and expenses (including, without limitation, attorney’s fees and expenses) incurred by the Trustee to the extent the Borrower would be required to do so pursuant to the Loan Agreement.

(b)    The Guarantor shall pay and indemnify each Indemnified Party to the extent the Borrower would be required to do so pursuant to the Loan Agreement.

(c)    All amounts due under this Section 4.3 shall be payable promptly after demand therefor.

(d)    Each party’s obligations under this Section 4.3 shall survive the termination of the Borrower Financing Documents and the payment of the Guaranteed Obligations.

SECTION 4.4    [Reserved].

SECTION 4.5    Governing Law; Jurisdiction; Venue; Service of Process.

(a)    Governing Law. This Guaranty and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)    Appointment of the Borrower as Agent for the Guarantor. The Guarantor hereby irrevocably appoints and authorizes the Borrower to act as its agent for service of process and notices required to be delivered under this Guaranty or under the other Borrower Financing Documents, it being understood and agreed that receipt by the Borrower of any summons, notice or other similar item shall be deemed effective receipt by the Guarantor.

SECTION 4.6    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 4.7    Injunctive Relief. The Guarantor recognizes that, in the event the Guarantor fails to perform, observe or discharge any of its obligations or liabilities under this Guaranty, any remedy of law may prove to be inadequate relief to the Trustee. Therefore, the Guarantor agrees that the Trustee, at the option of the Trustee, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 4.8    No Waiver by Course of Conduct, Cumulative Remedies. No course of dealing between the Guarantor and the Trustee or their respective agents or employees shall be effective to change, modify or discharge any provision of this Guaranty or to constitute a waiver of any Event of Default. The enumeration of the rights and remedies of the Trustee set forth in this Guaranty is not intended to be exhaustive and the exercise by the Trustee of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Indenture or any Borrower Financing Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. The Trustee shall not by any act (except by a written instrument pursuant to Section 4.2), delay, indulge, omit or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No delay or failure to take action on the part of the Trustee in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. A waiver by the Trustee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee would otherwise have on any future occasion.

SECTION 4.9    Successors and Assigns. The provisions of this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; except that the Guarantor may not assign or otherwise transfer any of its rights or obligations under this Guaranty without the prior written consent of the Trustee.

SECTION 4.10    All Powers Coupled With Interest. All powers of attorney and other authorizations granted to the Trustee and any Persons designated by the Trustee pursuant to any provisions of this Guaranty shall be deemed coupled with an interest and shall be irrevocable until the the Guaranteed Obligations are no longer Outstanding; provided that the foregoing powers or authorizations under this Section 4.10 may be exercised by the Trustee or any of its designees, in each case, solely so long as an Event of Default has occurred and is continuing.

SECTION 4.11    Survival of Indemnities. Notwithstanding any termination of this Guaranty, the indemnities to which the Trustee are entitled under the provisions of Section 4.3 and any other provision of this Guaranty shall continue in full force and effect and shall protect the Trustee against events arising after such termination as well as before.

SECTION 4.12    Severability of Provisions. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 4.13    Counterparts. This Guaranty may be executed in any number of counterparts (and by different parties hereto in separate counterparts), each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Guaranty or any document or instrument delivered in connection herewith by facsimile or in electronic (i.e., “pdf” or “tif”) form shall be effective as delivery of a manually executed counterpart of this Guaranty or such other document or instrument, as applicable. The exchange of copies of this Guaranty and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Guaranty as to the parties hereto and may be used in lieu of the original Guaranty and signature pages for all purposes.

SECTION 4.14    Integration. This Guaranty and the other Borrower Financing Documents, and any separate letter agreements with respect to fees constitute the entire contract of the parties relating to the subject matter hereof and supersede all previous agreements and understandings, written or oral, relating to the subject matter hereof. In the event of any conflict between the provisions of this Guaranty and those of (a) the Loan Agreement, the provisions of the Loan Agreement shall control, and (b)  any other Borrower Financing Document not referenced in clause (a) above, the provisions of this Guaranty shall control; provided that the inclusion of supplemental rights or remedies in favor of the Trustee in any other Borrower Financing Document shall not be deemed a conflict with this Guaranty.

SECTION 4.15    Advice of Counsel, No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Guaranty with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

SECTION 4.16    Acknowledgements. The Guarantor hereby acknowledges that it has received a copy of the Loan Agreement and has reviewed and understands the same.

SECTION 4.17    Release. Subject to Section 2.10 of this Guaranty, once the Guaranteed Obligations are no longer Outstanding, this Guaranty and all obligations (other than those expressly stated to survive such termination or as may be reinstated after such termination) of the Trustee and the Guarantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party.

SECTION 4.18    RIGHTS OF TRUSTEE. Guarantor acknowledges and agrees that this Guaranty is provided to the Trustee in its capacity as such under the Indenture, and in taking any action hereunder, that Trustee shall enjoy all the rights, protections, benefits, immunities, powers, privileges and indemnities afforded to it under the Indenture and the other General Financing Documents. Notwithstanding anything else to the contrary set forth herein, whenever reference is made herein to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken (or not to be), suffered or omitted by the Trustee or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Trustee, (i) such provision shall refer to the Trustee exercising each of the foregoing at the instruction of the holders of a majority in aggregate principal amount of the Bonds and (ii) it is understood that in all cases, the Trustee shall be fully justified in failing or refusing to take any such action if it shall not have received written instruction, advice or concurrence from the holders of a majority in aggregate principal amount of the Bonds in respect of such action. All rights of the Trustee to compensation and indemnification hereunder shall survive the termination of this Guaranty.

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty under seal by their duly authorized officers, all as of the day and year first above written.

SKY HARBOUR HOLDINGS IV LLC, as Guarantor By: /s/ Tal Keinan Name: Tal Keinan Title: Chief Executive Officer

Acknowledged by the Trustee as of the day and year first written above: UMB BANK, N.A., as Trustee By: /s/ Michelle Mena-Rosado Name: Michelle Mena-Rosado Title: Vice President

[Signature Page to Guaranty]

EXHIBIT A

FORM OF SURPLUS CASH FLOW RELEASE CERTIFICATE

                                                     , 20___

Reference is hereby made to the Guaranty dated as of February __, 2026 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) from SKY HARBOUR HOLDINGS IV LLC, a Delaware limited liability company (the “Guarantor”), in favor of UMB Bank, N.A., as trustee (in such capacity, the “Trustee”). Each initially capitalized term used herein, and not otherwise defined herein, has meaning given it in the Guaranty.

Pursuant to Section 3.2(c) of the Guaranty, the undersigned hereby certifies to the Trustee that as of the date of this Certificate, the Release Conditions have been satisfied.

Pursuant to Section 3.2(c) of the Guaranty, the undersigned hereby directs the Trustee to transfer funds on deposit in the 2026 Bond Surplus Cash Flow Account in the amount of $_________, as follows: ____________________.

[signatures on the following page]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

SKY HARBOUR HOLDINGS IV LLC, as Guarantor

By:
Name:
Title:

ACKNOWLEDGED: SKY HARBOUR CAPITAL III LLC, as Borrower

By:
Name:
Title: